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                                                                    Exhibit 3.10
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[STATE OF OREGON SEAL] PHONE: (509) 988-2200
                         FAX: (503) 378-4381                                   ARTICLES OF AMENDMENT-BUSINESS/PROFESSIONAL/NONPROFIT
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                       Secretary of State                        Check the appropriate box below;                For office use only
                       Corporation Division                      [X] BUSINESS/PROFESSIONAL/ CORPORATION
                       255 Capitol St. NE, Suite 151                 (Complete only 1, 2, 3, 4, 6, 7)
                       Salem, OR 97310-1327                                                                   [STAMP]
                                                                 [ ] NONPROFIT CORPORATION
                                                                     (Complete only 1, 2, 3, 5, 6, 7)
REGISTRY NUMBER:     527549-84
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Attach Additional Sheet If Necessary
Please Type or Print Legibly in Black Ink
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1) NAME OF CORPORATION PRIOR TO AMENDMENT Enron Corp.
                                          ------------------------------------------------------------------------------------------
2) STATE THE ARTICLE NUMBER(S) AND SET FORTH THE ARTICLE(S) AS IT IS AMENDED TO READ. (ATTACH A SEPARATE SHEET IF NECESSARY.)
   Article IV of the Articles of Incorporation is hereby amended by amending the first paragraph in its entirety, as set forth on
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   Exhibit A hereto.
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3) THE AMENDMENT WAS ADOPTED ON: June 28, 1999
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   (If more than one amendment was adopted, identify the date of adoption of each amendment.)
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          BUSINESS/PROFESSIONAL CORPORATION ONLY

4) CHECK THE APPROPRIATE STATEMENT

[X] Shareholder action was required to adopt the amendment(s).
    The vote was as follows:
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Class or          Number of         Number of         Number of        Number of
series of          shares       votes entitled to     votes cast       votes cast
 shares         outstanding         be cast              FOR            AGAINST
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Common
& Pref.          369,169,509       369,169,509        309,750,986      4,738,094
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[ ] Shareholder actions was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

[ ] The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

       NONPROFIT CORPORATION ONLY

5) CHECK THE APPROPRIATE STATEMENT

[ ] Membership approval was not required. The amendment(s) was approved by a sufficient vote of the board of directors or incorporators.

[ ] Membership approval was required. The membership vote was as follows:
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Class(es)         Number of         Number of         Number of        Number of
entitled      members entitled   votes entitled to    votes cast       votes cast
to vote           to vote            be cast             FOR            AGAINST
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6) EXECUTION

   PRINTED NAME               SIGNATURE                     TITLE

   Rebecca C. Carter          /s/ REBECCA C. CARTER         Senior Vice President & Secretary
   ------------------------  -----------------------------  ------------------------------------------------------------------------
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7) CONTACT NAME                              DAYTIME PHONE NUMBER
   Kate B. Cole                              (713) 853-1624
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                                                                                               ------------------------------
                                                                                                           FEES
                                                                                                ----------------------------

                                                                                               MAKE CHECK FOR $10 PAYABLE TO
                                                                                                    "CORPORATION DIVISION."

                                                                                               NOTE: FILING FEES MAY BE PAID
                                                                                               WITH VISA OR MASTERCARD. THE
                                                                                               CARD NUMBER AND EXPIRATION DATE
                                                                                               SHOULD BE WRITTEN ON A
                                                                                               SEPARATE SHEET FOR YOUR
                                                                                               PROTECTION.
                                                                                               ------------------------------
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                                                                       EXHIBIT A


     RESOLVED, that the Amended and Restated Articles of Incorporation of Enron Corp. are hereby amended by amending the first paragraph of Article IV thereof to read in its entirety as follows:

         "The total number of shares of all classes of stock which this Corporation shall have authority to issue is 1,216,500,000 shares of capital stock, of which 16,500,000 shares are Preferred Stock (the "Preferred Stock"), and 1,200,000,000 shares are Common Stock (the "Common Stock")."